                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               New York                                         11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)

        388 Greenwich Street
         New York, New York                                        10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

     If this form relates                       If this form relates
     to the registration of a                   to the registration of a
     class of securities                        class of securities
     pursuant to Section 12(b)of                pursuant to Section 12(g) of
     the Exchange Act and                       the Exchange Act and
     is effective pursuant to                   is effective pursuant to
     General Instruction                        General Instruction
     A.(c), please check the                    A.(d), please check the
     following box. [X]                         following box. [ ]

Securities Act registration statement file number to which this form relates:
333-119615
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

    TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
    -------------------                     ------------------------------
Premium MAndatory Callable Equity-Linked       American Stock Exchange
SecuRitieS (PACERS(SM)) Based Upon the
Common Stock of JPMorgan Chase &
Co. Due 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM  1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 10 through 16 of the Registrant's Prospectus dated November 1, 2004 (Registration No. 333-119615), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the PACERS" and "Description of the PACERS" on pages S-3 through S-10, S-12 through S-15 and S-16 through S-23, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated October 26, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM  2. EXHIBITS.

            99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1, 2004.

            99 (B). Preliminary Prospectus Supplement describing the Premium MAndatory Callable Equity-Linked SecuRitieS (PACERS(SM)) based upon the common stock of JPMorgan Chase & Co. due 2007, Subject to Completion, dated October 26, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated October 27, 2004.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Citigroup Global Markets Holdings Inc.
                                                   (REGISTRANT)

Date: November 22, 2004                  By:     /s/ Scott Freidenrich
                                             ----------------------------------
                                               Name: Scott Freidenrich
                                               Title: Executive Vice President
                                                      and Treasurer

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                                INDEX TO EXHIBITS

Exhibit No.                            Exhibit
-----------                            -------
  99 (A).      Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1,
               2004.

  99 (B).      Premium MAndatory Callable Equity-Linked SecuRitieS (PACERS(SM))
               Based Upon the Common stock of JPMorgan Chase & Co. Due 2007,
               Subject to Completion, dated October 26, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated
               October 27, 2004.

  99 (C).      Form of Note.

  99 (D).      Senior Debt Indenture between Citigroup Global Markets Holdings
               Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's
               Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9,
               1997, and a Second Supplemental Indenture, dated as of July 1,
               1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No.
               333-38931.

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